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                                                                    EXHIBIT 5.1


                         [CAMPNEY & MURPHY LETTERHEAD]


PAULA M. PALYGA
Direct No. (604) 661-7525
File No. 035264/1:0382895


January 16, 1997

Sanctuary Woods Multimedia Corporation
1825 South Grant Street
San Mateo, California 94402

Ladies and Gentlemen:

Re: Registration Statement on Form S-2

We have examined the Registration Statement on Form S-2 filed by you with the Securities and Exchange Commission (the "Commission") on January 16, 1997 (as such may be further amended or supplemented, the "Registration statement"), in connection with the registration under the Securities Act of 1933, as amended, of 55,482,000 shares of Common Stock, issuable in connection with the Common Stock Rights Offering (the "Shares"). The Shares are to be issued to the Company's shareholders and convertible debentureholders who are not Canadian residents, upon exercise of rights issued to them pursuant to the Common stock rights Offering. As your Canadian counsel in connection with this transaction, we have examined the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares.

Based on the foregoing, it is our opinion that, upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares and upon completion of the proceedings taken in order to permit such transactions to be carried out in accordance with all applicable securities laws and the policies of the Vancouver Stock Exchange where required, the Shares, when issued in the manner described in the Registration Statement, will be legally binding and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendments thereto, which has been approved by us as such may be further amended or supplemented, or incorporated by reference in any registration statement relating to the prospectus filed pursuant to Rule 462(b) of the Act.


Yours truly,

CAMPNEY & MURPHY

Per: /s/  Paula M. Palyga
    ---------------------
    Paula M. Palyga